UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

Shire plc

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

 (State or other jurisdiction of incorporation)

0-29630                                                  98-0601486
(Commission File Number)                (IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin
24, Republic of Ireland

 (Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code               +353 1 429 7700

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 24, 2009, Shire LLC, a subsidiary of Shire plc (“Shire”), Shire Biopharmaceuticals Holdings, another subsidiary of Shire, and Duramed Pharmaceuticals, Inc. (“Duramed”), an affiliate of Barr Laboratories, Inc. (“Barr”), entered into an Amendment Agreement (the “Amendment Agreement”) relating to a Product Development and License Agreement dated August 14, 2006 between Shire LLC, Shire plc and Duramed (the “Product Development and License Agreement”) and a License Agreement dated August 14, 2006 between Shire LLC and Barr (the “License Agreement”), which is associated with, and comprises Exhibit A to, the Settlement Agreement dated August 14, 2006 between Shire Laboratories Inc. and Barr (the “Settlement Agreement”).  The Settlement Agreement and Product Development and License Agreement were filed as Exhibit 10.1 and Exhibit 10.2, respectively, to Shire’s Form 10-Q filed on November 7, 2006.  The following is a description of the material amendments to the Product Development and License Agreement and the License Agreement.

Pursuant to the Amendment Agreement, the Product Development and License Agreement will terminate on December 31, 2009.  Under the terms of the Amendment Agreement, the parties agree that Shire shall return to Duramed its rights and interests under the Product Development and License Agreement effective February 24, 2009.  The terms of the Amendment Agreement also provide for reimbursement by Shire to Duramed for development and carryover expenses incurred by Duramed in 2009 up to a maximum of $30.0 million.  The terms of the Amendment Agreement provide that Shire shall make a one-time payment to Duramed of $10.0 million.  The terms of the Amendment Agreement also state that Shire agrees to forego royalties receivable from Barr and cost of goods otherwise payable by Barr to Shire in 2009 under the License Agreement for the supply of the authorized generic of Adderall XR up to a maximum of $25.0 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ A C Russell
	Name:	Angus Russell
	Title:	Chief Executive Officer

Dated: March 2, 2009